INDEPENDENT FILM DEVELOPMENT CORPORATION SIGNS LETTER OF INTENT TO ACQUIRE SECURITIES OF NOT BY SIGHT ENTERTAINMENT, INC.

BEVERLY HILLS, Calif., July 2, 2008 /MarketWire/ -- Independent Film Development Corporation (IFDC) announced today that it has signed a letter of intent to acquire 60% of the common stock of portfolio company, Not By Sight Entertainment, Inc. (Pink Sheets: AECS).  Not By Sight is a production company focused on creating family-friendly entertainment, including, but not limited to, producing high-quality feature films, live theatrical stage events as well as producing and promoting new musical talent.  IFDC is a business development company with an emphasis on acquisition of securities of portfolio companies engaged in independent film sales, distribution and production, with a goal toward our portfolio companies cooperating with each other to collectively become significant competitors to mini-major studios, such as Lions Gate.   IFDC also owns 200 million shares of portfolio company, Imperia Entertainment, Inc. (Pink Sheets: IMPN).

ABOUT IMPERIA ENTERTAINMENT

Imperia Entertainment, Inc.’s (www.imperiaentertainment.com) plan of operations emphasizes three main areas of film production and finance; Co-financing projects with A-List talent attached, acquiring product in the development stage, and its own film production.  This, coupled with film distribution through IFDC’s new film distribution subsidiary, makes up the new revenue model for the Company.  The Company will emphasize not only new projects with A-List talent attached, but also its own library of feature films and television programming, including, "Say It In Russian" starring Faye Dunaway, the award-winning "Autograph" television series, “The New Three Stooges” , and seven other television movies.

ABOUT INDEPENDENT FILM DEVELOPMENT CORPORATION

Independent Film Development Corporation (www.independentfilmdevelopment.com) is a business development company, not limited to but concentrating on investing in and lending management guidance to film related companies with an emphasis on film distribution.   Distribution is the largest revenue producing activity in the film industry.

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Imperia Entertainment, Inc. and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

    Imperia Entertainment, Inc.

    Jeff Ritchie: 310-275-0089 or

    capitalmarkets@imperiaentertainmentinc.com

SOURCE Imperia Entertainment, Inc.